Exhibit 4.2

[FORM OF SENIOR INDENTURE]

TERRAVIA HOLDINGS, INC., Issuer

and

Wells Fargo Bank, National Association, Trustee

INDENTURE

Dated as of [●], 201[●]

SENIOR DEBT SECURITIES

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ARTICLE 11
REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 11.01.	Applicability of Article	50
Section 11.02.	Notice of Redemption; Partial Redemptions	51
Section 11.03.	Payment of Securities Called for Redemption	52
Section 11.04.	Exclusion of Certain Securities from Eligibility for Selection for Redemption	53
Section 11.05.	Mandatory and Optional Sinking Funds	53

INDENTURE, dated as of [●], 201[●] between TERRAVIA HOLDINGS, INC. (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, (the “Trustee”),

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, all things necessary to make the Indenture a valid indenture and agreement according to its terms have been done;

WHEREAS, the Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act; and

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined; Rules of Construction. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in the Indenture that are defined in the Trust Indenture Act, or the definitions of which are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Except as otherwise expressly provided or unless the context otherwise clearly requires, references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

“Agent Member” means a member of, or a participant in, the Depositary.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.12.

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the Corporate Trust Office is authorized or required by law or executive order to close or be closed.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“company” means a corporation or a limited liability company.

“conversion agent” has the meaning assigned to such term in Section 3.02.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 333 S. Grand Avenue, 5th Floor, Suite 5A, MAC: E2064-05A, Los Angeles, CA 90071, attention: Corporate, Municipal and Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company). With respect to presentation at maturity, redemption or otherwise, or for registration of transfer or exchange, such office shall be 608 2nd Avenue South, 12th Floor, Minneapolis, MN 55402, attention: Bondholder Communications.

“Depositary” means, with respect to Securities of any series, for which the Issuer shall determine that such Securities will be issued as a Global Security, the Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Issuer pursuant to either Section 2.01 or 2.13.

“Event of Default” has the meaning assigned to such term in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Security) or (x) mailed to such Holder by first class mail, postage prepaid, at its address as it appears in the Register, in each case in accordance with Section 10.04. Notice so “given” shall be deemed to include any notice to be “mailed,” “sent” or “delivered,” as applicable, under this Indenture.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuer and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with the Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Holder” means the registered holder of any Security on the books of the Registrar.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Resolution of the Board of Directors or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issue Date” means the date on which the Securities of a series are originally issued.

“Issuer” means, unless otherwise explicitly provided herein, the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” has the meaning assigned to such term in Section 2.04.

“mandatory sinking fund payment” has the meaning assigned to such term in Section 11.05.

“Notice of Default” has the meaning assigned to such term in Section 4.01(d).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by the chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president, controller, secretary, any assistant secretary or the general counsel of the Issuer and meets the requirements of Section 10.05.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer and meets the requirements of Section 10.05.

“optional sinking fund payment” has the meaning assigned to such term in Section 11.05.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under the Indenture, except:

(a) Securities cancelled by the Trustee or accepted by the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which sums necessary to pay all amounts then due shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption or repurchase shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 unless and until the Trustee and the Issuer receive proof satisfactory to them that the substituted Security is held by a bona fide purchaser;

(d) in the case of convertible Securities, Securities converted and required to be cancelled pursuant to the terms of such Securities and the Indenture; and

(e) Securities repurchased by the Issuer pursuant to Section 2.10.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“paying agent” has the meaning assigned to such term in Section 3.02.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Register” has the meaning assigned to it in Section 2.08.

“Registrar” means a Person engaged to maintain the Register.

“Resolution of the Board of Directors” means a copy of the resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning stated in the first recital of the Indenture, or, as the case may be, Securities that have been authenticated and delivered under the Indenture.

“sinking fund payment date” has the meaning assigned to such term in Section 11.05.

“Surviving Entity” has the meaning assigned to such term in Section 8.01.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and any successor trustee under the Indenture pursuant to Article 5.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“vice president” when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with the Indenture) as shall be established by or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer executing such Securities, as evidenced by such officer’s execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by such officer’s execution of such Securities.

Section 2.02. Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

by:
Authorized Signatory

Section 2.03. Amount Unlimited; Issuable in Series. Subject to compliance with the representations, warranties and covenants set forth herein, in the Officer’s Certificate, in any indenture supplemental hereto and in any amendment hereto or thereto, the aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11 or 11.03);

(c) the date or dates on which the principal of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e) the right, if any, to extend the interest payment periods and the duration of such extension;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund of otherwise at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy pursuant to Section 4.02;

(k) whether the Securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l) any and all other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series;

(m) whether the Securities are issuable as a Global Security and, in such case, the identity for the Depositary for such series;

(n) any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;

(o) any provisions granting special rights to Holders when a specified event occurs;

(p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the Securities of the series rather than pay such additional amounts;

(q) any special tax implications of the Securities, including provisions of Securities that are issued with original issue discount for U.S. federal income tax purposes;

(r) any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series if other than the Trustee;

(s) any guarantor or co-issuer of the Securities of the series;

(t) any special interest premium or other premium;

(u) whether the Securities are convertible or exchangeable into cash, common stock or other equity securities of the Issuer or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected; and

(v) the currency in which payments shall be made, if other than U.S. dollars.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Resolution of the Board of Directors and set forth in an Officer’s Certificate, or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series; provided that if any such additional Securities are not fungible with the Securities of such series initially issued hereunder for U.S. federal income tax purposes, such additional Securities will have one or more separate CUSIP numbers.

Any additional Securities shall be established in or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series the following information:

(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to the Indenture;

(ii) the issue price, the issue date and the CUSIP number, if any, of such additional Securities; and

(iii) whether such additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

Section 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer, signed in the name of the Issuer by any one of the following officers: chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president, secretary, controller or general counsel of the Issuer (an “Issuer Order”). The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under the Indenture in relation to such Securities, the Trustee shall receive and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a certified copy of any Resolution or Resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause 2.04(b) below;

(b) a copy of any Resolution or Resolutions of the Board of Directors relating to such series, in each case certified by the secretary or an assistant secretary of the Issuer;

(c) an executed supplemental indenture, if any;

(d) in lieu of a supplemental indenture, an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and 2.03, respectively, and prepared in accordance with Section 10.05; and

(e) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or by a supplemental indenture as permitted by Section 2.01 and 2.03 in conformity with the provisions of the Indenture; and

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditor’s rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability.

Section 2.05. Execution of Securities. The Securities shall be signed in the name of the Issuer by any one of its chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president or general counsel, under its corporate seal and attested by its secretary, assistant secretary, chief financial officer, treasurer or assistant treasurer. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Trustee, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Security, shall be the proper officer of the Issuer, although at the date of the execution and delivery of the Indenture any such person was not such an officer.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any multiple of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The principal of and the interest on the Securities of any series, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuer maintained for that purpose.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 2.03.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08. Registration, Transfer and Exchange. The Issuer may appoint one or more Registrars. The Issuer initially appoints the Trustee as Registrar. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, repurchase redemption, conversion or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, together with signature guarantees for such Holder or attorney.

The Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Neither the Issuer nor the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the first mailing of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed, (c) any Securities, or a portion of any Security, surrendered for repurchase or (d) any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion.

In addition to the transfer requirements provided in this Section 2.08, any Security or Securities will be subject to such further transfer restrictions as may be contained in an Officer’s Certificate or indenture supplemental hereto applicable to such series of Securities.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required , and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption or surrendered for conversion or required repurchase in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of, or convert or authorize the conversion of, the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) the Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, repurchase, redemption, registration of transfer or exchange or conversion, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be authenticated in exchange thereof or issued in lieu thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall destroy cancelled Securities held by it in accordance with its customary procedures and, upon written request by the Issuer, deliver evidence of destruction to the Issuer. The Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Issuer), repurchase Securities of any series in the open market or otherwise, whether by the Issuer or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with this Section 2.10; provided that if the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of the Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under the Indenture as definitive Securities of such series.

Section 2.12. Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder. All references in the Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon written request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.13. Global Securities. If the Issuer shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Issuer shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be delivered to the Trustee as custodian for the Depositary and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.13 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

Notwithstanding the provisions of Section 2.08, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Issuer or to a nominee of such successor Depositary.

Ownership of beneficial interests in a registered Global Security will be limited to Agent Members that have accounts with the Depositary or Persons that may hold interests through Agent Members. Upon the issuance of a registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the Agent Members’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Securities will designate the accounts to be credited. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Agent Members, and on the records of Agent Members, with respect to interests of Persons holding through Agent Members.

So long as the Depositary, or its nominee, is the registered owner of a registered Global Security, that Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by the Global Security for all purposes under the Indenture. Except as described in this Section 2.13, Agent Members will not be entitled to have the Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders of the Securities under the Indenture. Accordingly, each Agent Member owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for that registered Global Security and, if that Person is not an Agent Member, on the procedures of the Agent Member through which the Person owns its interest, to exercise any rights of a Holder under the Indenture. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Principal, premium, if any, and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security. None of the Issuer, the Trustee or any other agent of the Issuer, or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If at any time the Depositary for a series of the Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or if at any time the

Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, this Section 2.13 shall no longer be applicable to the Securities of such series and the Issuer will execute, and subject to Section 2.08, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee.

In addition, if an Event of Default with respect to the Securities of a series has occurred and is continuing and a beneficial owner of any such Security requests that its beneficial interest therein be issued as a certificated Security, the Issuer will execute and, subject to Section 2.08, the Trustee will authenticate and deliver Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series corresponding to such beneficial owner’s beneficial interest in such Global Security.

Securities in definitive registered form issued in exchange for all or part of the Global Security pursuant to this Section 2.13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Issuer and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary. The Trustee shall deliver such Securities pursuant to such instructions for delivery to the Persons in whose names such Securities are so registered.

Section 2.14. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

COVENANTS OF THE ISSUER

Section 3.01. Payment of Principal and Interest. (a) The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid, upon presentation, the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal on each series of Securities at the rate specified in the terms of such series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Unless otherwise provided in the Securities of any series, not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Issuer will deposit with the Trustee (or paying agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any affiliate of the Issuer is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Issuer or any affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any affiliate of the Issuer acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) Payments in respect of the Securities represented by the Global Security are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. With respect to certificated Securities, the Issuer will make on cause the Paying Agent to make all payments (i) to Holders having an aggregate principal amount of $5,000,000 or less of such series, by check mailed to the Holders of these Securities at their address as it appears in the Register and (B) to Holders having an aggregate principal amount of more than $5,000,000 of such series, either by check mailed to the Holders of these Securities or upon application by such a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 3.02. Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain in Minneapolis, MN, the following for each series: an office or agency (a) where the Securities may be presented for payment or repurchase (a “paying agent”) or conversion (a “conversion agent”), (b) where the Securities may be presented for registration of transfer and for exchange as in the Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of the Indenture may be given or served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee, as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

Section 3.03. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,

(c) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.03(b) above, and

(d) that it will perform all other duties of paying agent as set forth in the Indenture.

The Issuer shall, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer shall promptly notify the Trustee of any failure to take such action.

If an Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay, deliver or cause to be paid or delivered to the Trustee all sums or amounts held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums and amounts to be held by the Trustee upon the trusts herein contained.

Anything in this section to the contrary notwithstanding, the agreement to hold sums or amounts in trust as provided in this section is subject to the provisions of Section 9.03 and 9.04.

Section 3.04. Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 120 days after the end of each fiscal year ending after the date hereof a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer or the Treasurer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture), or if there has been a default, specifying the default and its nature and status.

In addition, the Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Issuer becomes aware of the occurrence of any Event of Default or default, an Officer’s Certificate setting forth the details of such Event of Default or default, its status and the action that the Issuer is taking or proposing to take with respect thereto.

Section 3.05. Reports by the Issuer. The Issuer will furnish to the Trustee any document or report the Issuer is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the Commission; provided that in the each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.05 it being understood that the Trustee shall have no responsibility to determine if such filing has been made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.

Section 3.06. Existence. Except as permitted under Article 8, the Issuer covenants to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of business.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.01. Event of Default; Acceleration of Maturity; Waiver of Default. An “Event of Default” with respect to Securities of any series means the occurrence of one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;

(b) default in the payment of the principal, or premium, if any, on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, upon required repurchase, by declaration or otherwise;

(c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series;

(d) default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities of such series (other than defaults pursuant to paragraphs (a), (b) or (c) above), and continuance of such default or breach for a period of 90 days or more after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Securities of all such series affected that is then outstanding (all such series voting together as a single class) thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs or the affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(f) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors;

(g) any other Event of Default provided in the Officer’s Certificate, supplemental indenture or Resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.

If an Event of Default described in clauses 4.01(a), 4.01(b), 4.01(c), 4.01(d) or 4.01(g) above (if the Event of Default under clause 4.01(d) is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee may, and at the direction of the Holders of not less than 25% in aggregate principal amount of the Securities of each such series affected that is then Outstanding hereunder (each such series voting together as a single class) by notice in writing to the Issuer (and to the Trustee if given by Holders), shall declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities of each such series, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clauses 4.01(e) or 4.01(f) above occurs and is continuing, then the entire principal amount of the Outstanding Securities will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, the Holders of a majority in principal amount of all series of the Outstanding Securities affected (all such series voting together as a single class) by written notice to the Issuer and to the Trustee may on behalf of the Holders of all Securities of such series waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree.

For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption, required repurchase or by declaration or otherwise—then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of its negligence, bad faith or willful misconduct.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the amounts adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any cash or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence, bad faith or willful misconduct and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under the Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03. Application of Proceeds. Any sums or amounts collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such property on account of principal or interest (or amounts due upon conversion), upon presentation of the several Securities in respect of which property has been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series in respect of which property has been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred by the Trustee and each predecessor Trustee, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.07;

SECOND: In case the principal of the Securities of such series in respect of which property has been collected shall not have become and be then due and payable, to the payment of interest on, and any cash due upon conversion of, the Securities of such series in default in the order of the maturity of the installments of such interest and cash due upon conversion, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue payments at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which property has been collected shall have become and shall be then due and payable, to the payment of the whole amount (including, if applicable, any cash due upon conversion) then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such property shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal (including, if applicable, the cash due upon conversion) and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal (including, if applicable, the cash due upon conversion) and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 4.06. Limitations on Suits by Holder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of all such series affected that is then Outstanding (voting together as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holder or Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, losses, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of all series affected then Outstanding. It is understood and intended, and expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of any series shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders), except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in the Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security (or, in the case of convertible Securities, to receive the consideration due upon conversion), or to institute suit for the enforcement of any such payment (or delivery) on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by the Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 4.09. Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of all series affected (voting together as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such affected series by the Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of the Indenture. Subject to the provisions of Section 5.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in the Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 4.10. Waiver of Past Defaults. Except as otherwise provided in Sections 4.01, 4.07 and 7.02, the Holders of a majority in aggregate principal amount of the Outstanding Securities of one or more series (voting together as a single class) may, by written notice to the Trustee, on behalf of the Holders of all Securities of each such series waive an existing default and its consequences. Upon such waiver, the default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders of any series, as the names and addresses of such Holders appear on the Register, notice by mail of all defaults actually known to a Responsible Officer of the Trustee which have occurred with respect to such series, such notice to be transmitted within 60 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the payment or delivery of the consideration due upon conversion of any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such series.

Section 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.

This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Security on the respective due dates or to enforce the right to convert any Security in accordance with its terms and the terms of the Indenture.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default.

(a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 5.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that:

(i) this subsection (c) shall not be construed to limit the effect of subsection (b) of this Section 5.01;

(ii) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The permissive right of the Trustee to do things enumerated in the documents shall not be construed as a duty.

Section 5.02. Trustee’s Obligations with Respect to the Covenants. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants contained in Article 4 or with respect to any reports or other documents filed under the Indenture.

Section 5.03. Property Held by Trustee. Subject to the provisions of Section 9.04 hereof, all property received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be liable for interest on any money received by it hereunder except such as it may agree with the Issuer in writing to pay thereon.

Section 5.04. Reports by the Trustee to Holders. Within 60 days after each July 15, beginning with July 15, 2016, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such July 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Securities are listed and with the Commission if, and to the extent, required by Trust Indenture Act Section 313(d).

The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Issuer, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission.

Section 5.05. Certain Rights of the Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 10.05, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed by the Trustee with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable in its individual capacity for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel of its selection, and any advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be liable in its individual capacity for an error in judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(i) The Trustee shall have no duty to see to any recording, filing or depositing of the Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such re-recording or re-filing or re-depositing thereof.

(j) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Issuer or any Holder of the Securities or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(m) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.

(n) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Resolution of the Board of Directors.

(o) The Trustee shall not be required to give any bond or surety with respect to performance of Trustee’s duties and powers.

(p) Under no circumstances shall the Trustee be liable in its individual capacity for the obligation evidenced by the Securities.

Section 5.06. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.07. Compensation and Indemnification of Trustee and Its Prior Claim. (a) The Issuer will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence, bad faith or willful misconduct. The Issuer also covenants to indemnify the Trustee, its directors, officers, employees and agents and each predecessor Trustee, its directors, officers, employees and agents for, and to hold each of them harmless against, any fees, loss, liability or expense arising out of or in connection with the acceptance or administration of the Indenture or the trusts hereunder and the performance of its duties hereunder and under the Securities, including the costs and expenses of defending itself against or investigating any claim of liability in the premises and the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers, except to the extent such loss liability or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor Trustee.

In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if Wells Fargo has been advised of the possibility of such losses or damages and regardless of the form of action.

(b) To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Securities.

The obligations of the Issuer under this Section 5.07 shall survive the resignation and removal of the Trustee, payment of the Securities and termination of the Indenture, and shall extend to any co-trustee or separate trustee.

Section 5.08. Right of Trustee to Rely on Officer’s Certificate, Opinion, etc. Subject to Sections 5.01 and 5.05, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof.

Section 5.09. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 5.10. Persons Eligible for Appointment as Trustee. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 5.11. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and the Issuer shall mail or cause to be sent notice thereof by first class mail or electronic transmission to Holders of the applicable series of Securities at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding (voting together as a single class) may with at least 30 day’s written notice remove the Trustee with respect to Securities of such series and appoint a successor Trustee with respect to the Securities of such series with the consent of the Issuer by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Holders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor Trustee with respect to such series pursuant to any of the provisions of this Section 5.11 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.12.

(e) Any successor Trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 5.12. Acceptance of Appointment by Successor. Any successor Trustee appointed as provided in Section 5.11 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 9.04, pay over or deliver to the successor Trustee all property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto prepared by and at the expense of the Issuer which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor Trustee as provided in this Section 5.12, the Issuer shall mail notice thereof by first-class mail or electronic transmission to the Holders of any series for which such successor Trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.11. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 5.13. Merger, Conversion, Consolidation or Succession to Business of Trustee. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

In case at the time such successor to the Trustee shall succeed to the trusts created by the Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in the Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.14. Preferential Collection of Claims Against the Issuer. The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

Section 5.15. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Securities, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Securities and (iii) is not responsible for any statement in the Securities other than its certificate of authentication.

ARTICLE 6

CONCERNING THE HOLDERS

Section 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.

If the Issuer shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action, may be given before or after the record date, but only the Holders of the requisite proportion of Outstanding Securities of that series who have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date.

Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Sections 5.01 and 5.05) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.05, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 6.01 is made by the Issuer.

Section 6.03. Holders to Be Treated as Owners. Prior to the due presentment for registration of transfer of any Security, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of the Indenture, interest on such Security, for conversion of such Security and for all other purposes; and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments or deliveries so made to any such Person, or upon his order, shall be valid, and, to the extent of the sums so paid or securities so delivered, effectual to satisfy and discharge the liability for sums payable or securities deliverable with respect to any such Security.

Section 6.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under the Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.01 and 5.05, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01. Supplemental Indentures without Consent of Holders. The Issuer and the Trustee may amend the Indenture or the Securities or enter into an indenture supplemental hereto without notice to or the consent of any Holder to

(a) establish the form or forms of Securities of any series;

(b) provide for uncertificated Securities of any series in addition to or in place of certificated Securities of the applicable series;

(c) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Issuer’s obligations to the Holders of the Securities of any series, in each case in compliance with the applicable provisions of the Indenture;

(d) to add to the covenants or Events of Default for the benefit of Holders of any series of Securities or surrender any right or power conferred upon the Issuer under the Indenture;

(e) evidence and provide for the acceptance of appointment by a successor Trustee;

(f) cure ambiguities, defects or inconsistencies;

(g) secure the Securities of any series;

(h) provide for or add guarantors with respect to the Securities of any series;

(i) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(j) increase the applicable conversion rate in the case of convertible Securities, provided such increase is in accordance with the terms of the Indenture or will not adversely affect the interests of Holders of such Securities;

(k) conform any provision in the Indenture or the terms of the Securities of any series to the prospectus, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered, including any applicable supplement thereto or term sheet setting forth the final terms of such Securities, as evidenced by an Officer’s Certificate;

(l) supplement any provision of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided that such change or modification does not adversely affect the interests of the Holders of the Securities; or

(m) make any other change that would not reasonably be expected to adversely affect the rights of any Holder in any material respect.

The Trustee is hereby authorized to join with the Issuer in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any amendment or supplemental indenture authorized by the provisions of this section may be executed without notice to and without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Indentures with Consent of Holders. (a) With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or supplemental indenture (voting together as a single class), the Issuer, when authorized by a Resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series and such Holders may waive future compliance by the Issuer with a provision of the Indenture or the Securities.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each affected Holder of a particular series, an amendment, supplement or waiver may not

(i) reduce the rate of or extend the stated time for payment of an installment of interest on any Securities;

(ii) reduce the principal amount of or extend the stated maturity of any Securities;

(iii) make any change that impairs or adversely affects the conversion rights of any convertible Securities;

(iv) amend or modify the redemption or required repurchase provisions of any Securities in any manner adverse to the Holders of such Securities, whether through an amendment or waiver of such provisions in the covenants, definitions or otherwise, or reduce the price payable upon any such redemption or repurchase;

(v) if applicable, make any change that impairs or adversely affects the conversion rights of any Securities;

(vi) change the currency in which amounts on any Securities are payable;

(vii) impair the right to institute suit for the enforcement of any payment on the Securities;

(viii) reduce the quorum or voting requirements under the Indenture;

(ix) adversely affect the ranking of the Securities of any series;

(x) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions of the Indenture; or

(xi) reduce the percentage in principal amount Outstanding of Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action.

It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 7.03. Execution of Amendments or Supplemental Indentures or Waivers. Upon the request of the Issuer, accompanied by a copy of a Resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such amendment, supplemental indenture or waiver and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such amendment, supplemental indenture or waiver unless such supplemental indenture or waiver affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplemental indenture or waiver.

The Trustee, subject to the provisions of Sections 5.01 and 5.05, shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplemental indenture or waiver executed pursuant to this Article 7 complies with the applicable provisions of the Indenture and is authorized or permitted by the Indenture and constitutes the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to customary exceptions; provided, however, that such Officer’s Certificate and Opinion of Counsel need not be provided in connection with the execution of an amendment, supplemental indenture or waiver that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.

Promptly after the execution by the Issuer and the Trustee of any amendment, supplemental indenture or waiver pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the Holders of each series affected thereby at their addresses as they shall appear on the Register of the Issuer, setting forth in general terms the substance of such amendment, supplemental indenture or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Section 7.04. Effect of Amendment, Supplemental Indenture or Waiver. Upon the execution of any amendment, supplemental indenture or waiver pursuant to the provisions hereof, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer and the Holders of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 7.05. Effect of Consent. After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.

Section 7.06. Notation on Securities in Respect of Amendments, Supplemental Indentures or Waivers. Securities of any series authenticated and delivered after the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series, as to any matter provided for by such amendment, supplemental indenture or waiver or as to any action taken at any such meeting. If the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of the Indenture contained in any such amendment, supplemental indenture or waiver may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.07. Conformity with the Trust Indenture Act. Every amendment, supplemental indenture or waiver executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01. Consolidation, Merger or Sale of Assets by the Issuer. The Issuer shall not merge or consolidate or combine with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

(i) the Issuer shall be the continuing Person or, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is (a) organized and existing under the laws of the United States or any state thereof or the District of Columbia or (b) organized under the laws of a jurisdiction outside the United States and has a class of common stock (including ordinary shares or American depositary shares) traded on a national securities exchange in the United States;

(ii) the Surviving Entity shall expressly assume all of the Issuer’s obligations under the Securities and the Indenture, and shall, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the Trustee;

(iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default has occurred and is continuing; and

(iv) the Issuer or the Surviving Entity will have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this Section 8.01 and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

Section 8.02. Successor Substituted. If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Issuer’s assets occurs in accordance with the Indenture, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named herein as the Issuer and the Issuer shall (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and the Securities.

ARTICLE 9

SATISFACTION AND DISCHARGE; UNCLAIMED AMOUNTS

Section 9.01. Satisfaction and Discharge of Indenture. The Issuer may terminate its obligations under the Indenture, when:

(a) either (i) all the Securities of any series issued that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09); or (ii) all the Securities of any series issued that have not been accepted by the Trustee for cancellation shall have become due and payable, or, except in the case of convertible Securities, are by their terms to become due and payable within one year, and (x) the Issuer shall have made, except in the case of convertible Securities, irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Issuer’s name and at the Issuer’s expense and(y) the Issuer have irrevocably deposited or caused to be deposited with the Trustee cash (or the consideration, if applicable, to satisfy the Issuer’s conversion obligation with respect to any convertible Securities) sufficient to pay (or convert, as applicable) all Securities of such series; and

(b) The Issuer shall have paid or caused to be paid all other sums then due and payable under the Indenture; and

(c) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the indenture have been complied with.

If the foregoing conditions are met, the Trustee, on written demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging such satisfaction of and discharging the Indenture with respect to such series except as to:

(1) rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any;

(2) substitution of mutilated, defaced, destroyed, lost or stolen Securities;

(3) rights of Holders to receive payments when due of principal thereof and interest thereon (or the consideration due upon conversion), and remaining rights of the holders to receive mandatory sinking fund payments, if any;

(4) the rights, powers, trusts, duties and immunities of the Trustee hereunder;

(5) the rights of the Holders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and

(6) the rights of the Issuer to be repaid any money pursuant to Sections 9.03 and 9.04.

Section 9.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.04, all property deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment, conversion or redemption of which such property or, with respect to amounts payable in cash, Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest or for the consideration due upon conversion. Such property need not be segregated from other funds except to the extent required by law.

Section 9.03. Repayment of Property Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture with respect to Securities of any series, all property then held by any paying agent under the provisions of the Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid or delivered to the Issuer or paid or delivered to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such property or Governmental Obligations.

Section 9.04. Return of Property Held by Trustee and Paying Agent Unclaimed for Two Years. Any property and Governmental Obligations deposited with or paid or delivered to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series (or for the consideration due upon conversion of such Security) and not applied but remaining unclaimed for two years after the date upon which such amounts shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid or delivered to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment or delivery of consideration which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such property shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01. Incorporators, Stockholders, Employees, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.03. Successors and Assigns of Issuer Bound by Indenture. All the agreements of the Issuer in the Indenture and the Securities shall bind its successors and assigns.

Section 10.04. Notices and Demands on Issuer, Trustee and Holders. Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to TerraVia Holdings, Inc., 225 Gateway Boulevard, South San Francisco, California 94080, Attention: Chief Financial Officer and a copy of such notice or demand shall be sent to the Issuer’s General Counsel at the same address. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the applicable Corporate Trust Office of the Trustee.

Where the Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed,

first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register; provided that notices given to Holders of Global Securities may be given through the facilities of the Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 10.05. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of the Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 10.06. Payments Due on Saturdays, Sundays and Holidays. Except as provided pursuant to Section 2.01 pursuant to a Resolution of the Board of Directors, and as set forth in an Officer’s Certificate, or established in one or more indentures supplemental to the Indenture, if the date of maturity of interest on or principal of the Securities of any series, the date fixed for redemption or repayment of any such Security or the date of conversion of such Security shall not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 10.07. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 10.08. New York Law to Govern. The Indenture and each Security shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.09. Jurisdiction; Waiver Of Jury Trial. The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.10. Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.12. Separability. In case any one or more of the provisions contained in the Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of the Indenture or of such Securities, but the Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 11

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 11.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by sending notice of such redemption by first class mail, postage prepaid, or by electronic transmission, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of such series at their last addresses as they shall appear upon the Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, the CUSIP and/or ISIN numbers, if any, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. Such notice shall also specify, in the case of convertible Securities, the procedures a Holder of such convertible Securities must follow to convert its Securities, the period during which such Securities will be convertible prior to the applicable redemption date, the applicable conversion rate or price for such Securities and the settlement method to be used upon conversion (if the settlement method is at the Issuer’s election). In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s request with 15 days’ notice to the Trustee (which notice period may be shortened with the Trustee’s consent), prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by lot or according to the Depositary’s applicable procedures in the case of Securities represented by a Global Security, or, in the case of Securities not represented by a Global Security, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of the Security submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

Section 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security and, if applicable, such Security shall remain convertible until the applicable redemption price has been paid or duly provided for.

The Issuer may not redeem Securities of a series on any date if the principal amount of such Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the date fixed for redemption (except in the case of an acceleration resulting from a default by the Issuer in the payment of the applicable redemption price with respect to such Securities).

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10 and, if applicable, receive credit for convertible Securities (not previously so credited) converted in accordance with their terms and so delivered to the Trustee for cancellation, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

Not less than 60 days prior to each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 10.05) signed by an authorized officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, at least 60 days prior to such sinking fund payment date, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

The Trustee shall select, in the manner provided in Section 11.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Register, and not known to the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officer’s Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for selection for redemption. The notice of redemption of the Securities of such series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s request, prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer in substantially the manner provided in Section 11.02 (and with the effect provided in Section 11.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund amounts held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other amounts, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity. The Issuer’s obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any convertible Securities or portions thereof called for redemption pursuant to the preceding paragraph on any sinking fund payment date and converted in accordance with their terms; provided, that, if the Trustee is not the conversion agent for the Securities, the Issuer or such conversion agent shall give the Trustee written notice prior to the date fixed for redemption of the principal amount of Securities or portions thereof so converted.

At least one Business Day before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund amounts or send any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any amounts in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any amounts thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 4 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 4.09 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such amounts shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this section to the redemption of such Securities.

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IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date set forth above.

TERRAVIA HOLDINGS, INC., as Issuer

By:
Name:
Title:

Wells Fargo Bank, National Association, as Trustee

By:
Name:
Title: